Better Home & Finance Holding Company Announces Second Quarter 2025 Results
•Q2 2025 Funded Loan Volume of $1.2 billion, up 25% year-over-year

•Expect 2025 Funded Loan Volume to increase over 2024 driven by tailwinds from growth initiatives including our Tinman AI Platform channel

•Expect further improvements to Adjusted EBITDA losses in 2025 as compared with 2024 driven by a combination of AI-driven improvements in conversion rates, efficiency gains and continued corporate cost reductions

•Retired approximately $521 million of convertible debt with Softbank in Q2’25, creating over $210 million of positive pre-tax equity value.

•Focused on reaching Adjusted EBITDA breakeven by the end of Q3 2026

NEW YORK--(BUSINESSWIRE)-- August 7, 2025 - Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) (“Better” or the “Company”), a New York-based digitally native homeownership company, today reported financial results for its second quarter ended June 30, 2025.

“We are aggressively pursuing growth opportunities independent of broader economic and mortgage market conditions and achieving Adjusted EBITDA profitability by the end of Q3 2026. We are uniquely positioned to win in the current environment through substantial technology advantages in our Tinman AI Platform and Tinman AI Software channels, evidenced by their robust pipelines, paired with continued strengthening of unit economics primarily driven by AI efficiencies,” said Vishal Garg, CEO and Founder of Better.

Second Quarter 2025 Financial Highlights:

GAAP Results:

•Revenue of approximately $44 million, compared to $32 million in Q2’ 24 and $33 million in Q1’25
•Net loss of approximately $36 million, compared to a loss of $41 million in Q2’ 24 and a loss of $51 million in Q1’25

Key Operating Metrics and Non-GAAP Financial Measures:

•Adjusted EBITDA loss of approximately $27 million, compared to a loss of $23 million in Q2’ 24 and a loss of $40 million in Q1’25

•Funded loan volume of $1.2 billion, compared to $962 million in Q2’24 and $868 million in Q1’25

•Approximately 4,032 Total Loans, compared to approximately 2,995 in Q2’24 and approximately 2,975 in Q1’25

•By Product: Purchase loan volume of $803 million comprised 67% of Funded Loan Volume; HELOC loan volume (which includes home equity lines of credit and closed-end second lien loans) of $240 million comprised 20% of Funded Loan Volume; and refinance loan volume of $162 million comprised 13% of Funded Loan Volume

•By Channel: D2C loan volume of $774 million, an increase of 16% year-over-year and [increase] of 26% quarter-over-quarter, and comprised 64% of Funded loan volume; Tinman AI Platform and B2B comprised the remainder 36% of volume

•For D2C, revenue per loan was $7,886, cost per fund was approximately $6,822, for a D2C contribution profit of approximately $1,064 and D2C contribution margin of approximately 13%.

•Tinman AI Platform revenue per loan was $15,538, for a contribution profit of approximately $6,172 and contribution margin of approximately 40%.

“We continue to advance our goals of driving increased volume and revenue balanced with ongoing expense management and improved profitability despite a continued challenging market environment and heightened macro volatility weighing on our industry,” said Kevin Ryan, CFO of Better. “We remain focused on further driving operating leverage, unit economics, and managing towards Adjusted EBITDA breakeven by the end of Q3 2026.”

Second Quarter 2025 Highlights:

•Year-over-year Funded Loan Volume growth was driven by increases in home equity products (166% growth), including HELOCs and closed-end second lien loans and refinance (109% growth). Purchase grew 1%.

•We continue to see increased productivity resulting from AI program investments, including further expansion of Betsy™, which leverages AI and large language models to take a customer through pre-approval, rate quote, and rate lock autonomously. Betsy™ is programmed to verbally communicate with customers to answer mortgage application inquiries and to collect and verify outstanding application data, and most recently to autonomously enable consumers to lock their rate and get their loan towards closing.

•During Q2 2025, NEO Powered by Better onboarded additional local loan officers, serving a total of approximately 1,009 families equating to approximately $428 million of Funded Loan Volume. We expect to see this scale to over $500 million of Funded Loan Volume in the third quarter.

•We continue to undergo efforts to exit our noncore U.K. assets. In Q2’25, Birmingham Bank grew its loan book by approximately £146.5 million, which was approximately 90% growth from £162.8 million in loan book value at the end of Q1'25. We expect the exiting of the three smaller non-core U.K. businesses to benefit our Adjusted EBITDA losses beginning in the second half of 2025.

Additional Information

For more information, please see the detailed financial data and other information available in the Company’s quarterly report on Form 10-Q, to be filed with the Securities and Exchange Commission (the “SEC”), and the investor presentation on the investor relations section of the Company’s website.

Webcast

As previously announced, Better will host a live webcast of its earnings conference call beginning at 8:30am ET on August 7, 2025. To access the webcast and the related presentation, or to register to listen to the call by phone, go to the investor relations section of the Company’s website at investors.better.com or click the “Attendee Registration Link” below. Please join the webcast at least 10 minutes prior to start time. A replay will be available on Better’s investor relations website shortly after the call ends.

Attendee Registration Link:

https://events.q4inc.com/attendee/891788868

About Better

Since 2017, Better Home & Finance Holding Company (NASDAQ: BETR; BETRW) has leveraged its industry-leading AI Mortgage platform, Tinman™, to fund more than $100 billion in mortgage volume. Tinman™ allows customers to see their rate options in seconds, get pre-approved in minutes, lock in rates and close their loan in as little as three weeks. Better’s mortgage offerings include GSE-conforming mortgage loans, FHA and VA loans, and jumbo mortgage loans. Better launched its “One Day Mortgage” program in January 2023, which allows eligible customers to go from click to Commitment Letter within 24 hours. Better was named Best Online Mortgage Lender by Forbes and Best Mortgage Lender for Affordability by WSJ in 2023, ranked #1 on LinkedIn’s Top Startups List for 2021 and 2020, #1 on Fortune’s Best Small and Medium Workplaces in New York, #15 on CNBC’s Disruptor 50 2020 list, and was listed on Forbes FinTech 50 for 2020. Better serves customers in all 50 US states and the United Kingdom.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release that are not historical fact should be considered forward-looking statements, including, without limitation, statements and expectations regarding future Adjusted EBITDA profitability, Funded Loan Volume , improvements to Adjusted EBITDA , the number of bank originations and continued strengthening of unit economics in the Company’s D2C channel. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements are inherently subject to risks and uncertainties which could cause actual future events to differ materially from those expressed or implied by the forward-looking statements in this communication. These risks and uncertainties include: our ability to operate under and maintain or improve our business model; the effect of interest rates on our business, results of operations, and financial condition; our ability to expand our customer base, grow market share in our existing markets and enter into new markets; our ability to respond to general economic conditions, particularly elevated interest rates and lower home sales and refinancing activity; our ability to restore our growth and our expectations regarding the development and long-term expansion of our business; our ability to comply with laws and regulations related to the operation of our business, including any changes to such laws and regulations; our ability to achieve and maintain profitability in the future; our ability and requirements to raise additional financing in the future; our estimates regarding expenses, future revenue, capital and additional financing requirements; our ability to maintain, expand and be successful in our strategic relationships with third parties; our ability to remediate existing material weaknesses and implement and maintain an effective system of internal controls over financial reporting; our ability to develop new products, features and functionality that meet market needs and achieve market acceptance; our ability to retain, identify and hire individuals for the roles we seek to fill and staff our operations appropriately; the involvement of our CEO in litigation related to prior business activities, our business activities and associated negative media coverage; our ability to recruit and retain additional directors, members of senior management and other team members, including our ability in general, and our CEO’s ability in particular, to maintain an experienced executive team; our ability to successfully manage our international and banking operations our ability to maintain and improve morale and workplace culture and respond effectively to the effects of negative media coverage; and our ability to maintain, protect, assert and enhance our intellectual property rights. More information on these risks and other important factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price are discussed in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is available, free of charge, at the SEC’s website at www.sec.gov. New risks and uncertainties arise from time to time, and it is impossible for Better to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Better undertakes no obligation, except as required by law, to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

SELECTED FINANCIAL DATA, NON-GAAP MEASURES AND DEFINITIONS

Following are tables that present selected financial data of the Company. Also included are reconciliations of non-GAAP measures to their most comparable GAAP measures and definitions of certain key metrics used herein.

Results of Operations

	Three Months Ended June 30,
(Amounts in thousands, except share and per share amounts)	2025	2024
Revenues:
Gain on loans, net	$ 36,722	$ 24,229
Other revenue	3,300	2,881
Net interest income
Interest income	14,157	9,397
Interest expense	(10,085)	(4,245)
Net interest income	4,072	5,152
Total net revenues	44,144	32,262
Expenses:
Compensation and benefits	41,412	35,254
General and administrative	11,507	15,155
Technology	6,948	6,582
Marketing and advertising	11,140	8,531
Loan origination expense	3,923	791
Depreciation and amortization	3,535	7,990
Other expenses/(Income)	1,855	(879)
Total Expenses	80,320	73,424
Loss before income tax expense	(36,176)	(41,162)
Income tax expense	94	203
Net Loss	$ (36,270)	$ (41,365)

Use of Non-GAAP Measures and Other Financial Metrics

We include certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including Adjusted EBITDA, Adjusted Net Income (Loss) and other key metrics.

We calculate Adjusted Net Income (Loss) as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, and other non-core operational expenses.

We calculate Adjusted EBITDA as net income (loss) adjusted for the impact of stock-based compensation expense, change in the fair value of warrants, and other non-recurring or non-core operational expenses, as well as interest and amortization on non-funding debt (which includes interest on the Convertible Note (as defined in our Form 10-K)), depreciation and amortization expense, and income tax expense. These non-GAAP financial measures should not be considered in isolation and are not intended to be a substitute for any GAAP financial measures. These non-GAAP measures provide supplemental information that we believe helps investors better understand our business, our business model and how we analyze our performance. We also believe these non-GAAP financial measures improve investors’ and analysts’ ability to compare our results with those of our competitors and other similarly situated companies, which commonly disclose similar performance measures.

However, our calculation of Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to similarly titled performance measures presented by other companies. Further, although we use these non-GAAP measures to assess the financial performance of our business, these measures exclude certain substantial costs related to our business, and investors are cautioned not to use such measures as a substitute for financial results prepared according to GAAP. Non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our financial results prepared and presented in accordance with GAAP.

Reconciliation of Non-GAAP Metrics

	Three Months Ended June 30,
(Amounts in thousands)	2025	2024
Adjusted Net Loss
Net (loss) income	$ (36,270)	$ (41,365)
Stock-based compensation expense	4,252	7,959
Change in fair value of warrants and equity related liabilities	572	102
Restructuring, impairment, and other expenses	1,206	184
Adjusted Net Loss	$ (30,240)	$ (33,120)
Adjusted EBITDA
Net (loss) income	$ (36,270)	$ (41,365)
Income tax expense / (benefit)	94	203
Depreciation and amortization expense	3,535	7,990
Stock-based compensation expense	4,252	7,959
Interest and amortization on non-funding debt	6	1,668
Restructuring, impairment, and other expenses	1,206	184
Change in fair value of warrants and equity related liabilities	572	102
Adjusted EBITDA	$ (26,605)	$ (23,259)

Key Metrics

This press release refers to the following key metrics:

Funded Loan Volume represents the aggregate dollar amount of all loans funded in a given period based on the principal amount of the loan at funding. Purchase Loan Volume represents the aggregate dollar amount of purchase loans funded in a given period based on the principal amount of the loan at purchase date. Refinance Loan Volume represents the aggregate dollar amount of refinance loans funded in a given period based on the principal amount of the loan. HELOC loan volume represents the aggregate dollar amount of HELOC loans funded in a given period based on the principal amount of the loan at funding. D2C Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated from direct interactions with customers using all marketing channels other than our B2B partner relationships and our Tinman AI Platform channel. B2B Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through one of our B2B partner relationships. Tinman AI Platform channel Loan Volume represents the aggregate dollar amount of loans funded in a given period based on the principal amount of the loan at funding that have been generated through NEO Powered by Better. Total Loans represents the total number of loans funded in a given period, including purchase loans, refinance loans, HELOC loans and closed-end second lien loans.

For Investor Relations Inquiries please email ir@better.com